      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

        OCCIDENTAL PETROLEUM CORPORATION                      DELAWARE                     95-4035997
              OXY CAPITAL TRUST II                            DELAWARE                     95-7065347
              OXY CAPITAL TRUST III                           DELAWARE                     95-7065348
          (EXACT NAME OF REGISTRANT AS              (STATE OR OTHER JURISDICTION        (I.R.S. EMPLOYER
            SPECIFIED IN ITS CHARTER)                    OF INCORPORATION OR          IDENTIFICATION NO.)
                                                            ORGANIZATION)

                            10889 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                            DONALD P. DE BRIER, ESQ.
       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

            (SEE CALCULATION OF REGISTRATION FEE ON FOLLOWING PAGE)
                            ------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS
         OF                AMOUNT TO BE        PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
  SECURITIES TO BE          REGISTERED        AGGREGATE OFFERING    AGGREGATE OFFERING     REGISTRATION FEE
    REGISTERED(1)           (1)(2)(3)         PRICE PER UNIT(4)        PRICE(4)(5)              (6)(7)
-------------------------------------------------------------------------------------------------------------

 Debt Securities
-------------------------------------------------------------------------------------------------------------
 Preferred Stock
-------------------------------------------------------------------------------------------------------------
 Depositary Shares
-------------------------------------------------------------------------------------------------------------
 Preferred Securities
 of Oxy Capital Trust
 II and Oxy Capital
 Trust III
-------------------------------------------------------------------------------------------------------------
 Guarantees of
 Preferred Securities
 of Oxy Capital Trust
 II and Oxy Capital
 Trust III by
 Occidental(6)
-------------------------------------------------------------------------------------------------------------
 Total...............     $1,000,000,000             100%             $1,000,000,000           $278,000
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) Such indeterminate principal amount of Debt Securities and Guarantees and such indeterminate number of shares of Preferred Stock, Depositary Shares and Preferred Securities as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $1,000,000,000. Certain Debt Securities may be issued and sold to any or all of Oxy Capital Trust II and Oxy Capital Trust III, in which event such Debt Securities may later be distributed to the holders of Preferred Securities.

(2) Includes $75,000,000 aggregate offering price of securities which were previously registered under Registration Statement on Form S-3 (Registration No. 333-69303) and remain unsold as of the date hereof.

(3) In United States dollars or the equivalent thereof in one or more foreign currencies, composite currencies or currency units as shall result in an aggregate initial offering price for all securities of $1,000,000,000. If any of the Debt Securities are issued at a discount from their principal amount, the principal amount will be increased such that the aggregate initial offering price will equal $1,000,000,000.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the rules and regulations under the Securities Act of 1933.

(5) Such amount represents (a) the principal amount of any Debt Securities issued at their principal amounts, (b) the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, and (c) the issue price of any Preferred Stock, Depositary Shares and Preferred Securities.

(6) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of Preferred Securities under the Guarantees and certain back-up undertakings comprised of obligations of Occidental under the Indentures and any supplemental indentures thereto and pursuant to the Declarations of Trust to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of Oxy Capital Trust II and Oxy Capital Trust III, each as described in the registration statement. All obligations under the Declarations of Trust, including the indemnity obligation, are included in the back-up undertakings.

(7) Pursuant to Rule 429 under the Securities Act, the registration fee consists of $257,150 paid herewith and $20,850 which has been previously paid with respect to $75,000,000 of the aggregate offering price. See note (2).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 1999
PROSPECTUS

                                 $1,000,000,000
                               (OCCIDENTAL LOGO)
                        OCCIDENTAL PETROLEUM CORPORATION

                             Senior Debt Securities

                          Subordinated Debt Securities

                                Preferred Stock

                               Depositary Shares

                              OXY CAPITAL TRUST II
                             OXY CAPITAL TRUST III

       Preferred Securities Guaranteed To The Extent Set Forth Herein By
                        Occidental Petroleum Corporation
--------------------------------------------------------------------------------

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

   THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A
                             PROSPECTUS SUPPLEMENT.

             The date of this prospectus is                 , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Forward-Looking Statements..................................    2
About This Prospectus.......................................    3
Where You Can Find More Information.........................    4
Occidental..................................................    5
The Trusts..................................................    5
Use of Proceeds.............................................    6
Ratios of Earnings to Fixed Charges and Earnings to Combined
  Fixed Charges and
  Preferred Stock Dividends.................................    6
Description of Securities...................................    6
Description of Senior Debt Securities.......................    7
Description of Subordinated Debt Securities.................   17
Description of Preferred Stock..............................   25
Description of Depositary Shares............................   27
Description of Preferred Securities.........................   30
Description of Preferred Securities Guarantees..............   35
Relationship Among Preferred Securities, Preferred
  Securities Guarantees and Subordinated Debt Securities
  Held by Each Trust........................................   38
Plan of Distribution........................................   39
Legal Opinions..............................................   40
Experts.....................................................   40

                           FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements, including those identified by the words "estimates," "projects," "predicts," "believes," "expects" and similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are subject to risks, uncertainties, and assumptions about Occidental that could significantly affect expected results of operations, liquidity and cash flows, including, among other things:

     - global commodity pricing fluctuations;

     - competitive pricing pressures;

     - higher than expected costs including feedstocks;

     - the supply and demand considerations for our products;

     - any general economic recession domestically or internationally; and

     - not successfully completing any development of new fields, expansion, capital expenditure, efficiency improvement, acquisition or divestiture.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement Occidental and the trusts filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, Occidental may sell any combination of the senior debt securities, subordinated debt securities, preferred stock and depositary shares and the trusts may sell preferred securities as described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000 (or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar). This prospectus provides you with a general description of the securities Occidental and the trusts may offer. Each time Occidental or a trust sells securities, it will provide a prospectus supplement and, for certain offerings, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

Occidental files annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Occidental. Occidental's common stock is listed and traded on the New York Stock Exchange ("NYSE"). These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement filed with the SEC by Occidental and the trusts. You may obtain the full registration statement from the SEC as indicated above or from Occidental.

The SEC allows Occidental to "incorporate by reference" the information it files with the SEC. This permits Occidental to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. Occidental incorporates by reference the following documents which have been filed with the SEC:

- Annual Report on Form 10-K for the year ended December 31, 1998;

- Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

- Current Reports on Form 8-K, dated January 6, 1999, January 13, 1999, January 20, 1999 (Form 8-K/A), January 26, 1999, February 5, 1999 and April 20, 1999;
  and

- Description of Occidental's $3.00 Cumulative CXY-Indexed Convertible Preferred Stock included in Amendment No. 5 to Registration Statement on Form 8-B/A filed with the SEC on November 2, 1995.

Occidental also incorporates by reference any future filings made by Occidental with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") until our offering of securities has been completed.

Occidental will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be directed to Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attn: J. R. Havert, Vice President and Treasurer; telephone: (310) 208-8800.

There are no separate financial statements of the trusts in this prospectus. Occidental does not believe such financial statements would be helpful because:

- The trusts are direct or indirect wholly-owned subsidiaries of Occidental, which files consolidated financial information under the Exchange Act.

- The trusts do not have any independent operations other than issuing the preferred and common securities and purchasing the subordinated debt securities.

- Occidental guarantees the preferred securities of the trusts as described in this prospectus.

OCCIDENTAL

Occidental explores for, develops, produces and markets crude oil and natural gas and manufactures and markets a variety of basic chemicals, including chlorine, caustic soda and ethylene dichloride (EDC), as well as specialty chemicals. Occidental conducts its principal operations through two subsidiaries, Occidental Oil and Gas Corporation and Occidental Chemical Corporation. Occidental has an interest in the vinyls intermediates business, including polyvinyl chloride (PVC) and vinyl chloride monomer (VCM), through its 76 percent interest in the Oxy Vinyls, LP partnership. Occidental also has an interest in the petrochemicals business through its 29.5 percent interest in the Equistar Chemicals, LP partnership. Occidental's executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024; telephone (310) 208-8800.

THE TRUSTS

Occidental created two Delaware business trusts pursuant to two Declarations of Trust. The trusts are named Oxy Capital Trust II and Oxy Capital Trust III. As used in this prospectus, the words "trust" or "trusts" refer to Oxy Capital Trust II and Oxy Capital Trust III. Occidental will file an Amended and Restated Declaration of Trust (a "Declaration") for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities. A form of Declaration is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Each trust will exist solely to:

- issue and sell its preferred and common securities;

- use the proceeds from the sale of its preferred and common securities to purchase a series of Occidental's subordinated debt securities;

- maintain its status as a grantor trust for United States federal income tax purposes; and

- engage in other activities that are necessary or incidental to these purposes.

Occidental will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3 percent of each trust's total capitalization. The preferred securities will represent the remaining 97 percent of each trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Occidental defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

Occidental will guarantee the preferred securities as described later in this prospectus.

Occidental has appointed five trustees to conduct each trust's business and affairs:

- The Bank of New York ("Property Trustee");

- The Bank of New York (Delaware) ("Delaware Trustee"); and

- Three Occidental officers ("Regular Trustees").

Only Occidental, as owner of the common securities, can remove or replace the trustees. In addition, Occidental can increase or decrease the number of trustees. However, the majority of trustees will always be Regular Trustees.

Occidental will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except that trust's obligations under the related preferred and common securities.

The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

USE OF PROCEEDS

The net proceeds Occidental receives from the sale of securities offered under this prospectus will be used for general corporate purposes, including the retirement of outstanding debt. Each trust will use all proceeds from the sale of the common and preferred securities to purchase subordinated debt securities of Occidental. The prospectus supplement with respect to any offering of securities may identify different or additional uses for the proceeds of such offering.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth Occidental's total enterprise ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends based on the historical results of Occidental and its subsidiaries. For the purpose of calculating these ratios, earnings consist of income from continuing operations before income taxes (other than foreign oil and gas taxes) and fixed charges. Fixed charges include interest and debt expense, including the proportionate share of interest and debt expense of 50-percent-owned equity investments and the portion of lease rentals representative of the interest factor.

                            THREE
                           MONTHS
                            ENDED
                          MARCH 31,        YEARS ENDED DECEMBER 31,
                         -----------   --------------------------------
                         1999   1998   1998   1997   1996   1995   1994
                         ----   ----   ----   ----   ----   ----   ----
Ratio of Earnings to
  Fixed Charges........  (a)    2.45   1.93   1.55   2.08   1.75   (b)
Ratio of Earnings to
  Combined Fixed
  Charges and Preferred
  Stock Dividends......  (c)    2.34   1.85   1.28   1.53   1.45   (d)

(a) Earnings were inadequate to cover fixed charges by $23 million for the three months ended March 31, 1999.

(b) Earnings were inadequate to cover fixed charges by $298 million in 1994.

(c) Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $28 million for the three months ended March 31, 1999.

(d) Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $395 million in 1994.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the senior debt securities, the subordinated debt securities, the preferred stock, the depositary shares, the preferred securities and the preferred securities guarantee. These summaries are not meant to be a complete description of each security. However, this prospectus, the accompanying prospectus supplement and the accompanying pricing supplement, if applicable, contain the material terms and conditions for each security. For more information please refer to (1) the indenture (the "Senior Indenture") between Occidental and The Bank of New York, as trustee ("Senior Indenture Trustee"), relating to issuance of each series of senior debt securities, (2) the indenture (the "Subordinated Indenture") between Occidental and The Bank of New York, as trustee (the "Subordinated Indenture Trustee") relating to issuance of each series of subordinated debt securities, (3) the certificate of designations relating to each series of preferred stock, (4) the deposit agreement and the depositary receipts relating to offerings of depositary shares, (5) the Declaration of each trust and (6) Occiden-tal's guarantee of the preferred securities issued by each trust (the "Preferred Securities Guarantees"). Forms of these documents are filed with or incorporated by reference as exhibits to the registration statement (or in the case of an offering of preferred stock, will be filed as exhibits to the registration statement), which includes this prospectus. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF SENIOR DEBT SECURITIES

GENERAL

Below is a description of certain general terms of the senior debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement.

The senior debt securities will rank equally with all of Occidental's senior and unsubordinated debt. The Senior Indenture does not limit the amount of senior debt securities which Occidental may issue, nor does it limit Occidental or its subsidiaries from issuing any other unsecured debt.

Occidental will issue the senior debt securities under the Senior Indenture. The Senior Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Indenture is filed as an exhibit to the registration statement which includes this prospectus.

Each prospectus supplement, together with a pricing supplement, if applicable, will describe the following terms relating to a series of senior debt securities, as follows:

- the title;

- any limit on the amount that may be issued;

- whether or not that series of senior debt securities will be issued as registered securities, bearer securities or both;

- the price at which that series of senior debt securities will be issued, which may be at a discount;

- whether or not that series of senior debt securities will be issued in global form, the terms and who the depositary will be;

- the maturity date(s);

- the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

- the annual interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

- the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon Occidental may be served;

- the period(s) within which, and the price(s) at which, that series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and provisions;

- any mandatory or optional sinking fund provisions or any provisions for remarketing that series of senior debt securities and other related terms and provisions;

- the denominations in which that series of senior debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multi-ple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

- the currency or currencies, including composite currencies or currency units, in which that series of senior debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

- if the amounts of payments of principal of and interest, if any, on that series of senior debt securities are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which that series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

- if other than the principal amount thereof, the portion of the principal amount of that series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

- if other than as defined in the Senior Indenture, the meaning of "Business Day" when used with respect to that series of senior debt securities;

- if that series of senior debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of those certificates, documents or conditions;

- any addition to, or modification or deletion of, any event of default, covenant of Occidental or other term or provision specified in the Senior Indenture with respect to that series of senior debt securities; and

- any other terms (which terms may be inconsistent with the Senior Indenture).

CONSOLIDATION, MERGER OR SALE

The Senior Indenture generally permits Occidental to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, provided that no event of default would occur as a result of that transaction. However, any successor or acquiror of such assets must assume all of the obligations of Occidental under the Senior Indenture and the senior debt securities and be organized and existing under U.S. laws.

LIMITATION ON LIENS

Occidental will not, nor will it permit any Consolidated Subsidiary (as defined below), to incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt (as defined below), unless the Securities are secured equally and ratably with (or prior to) such Secured Debt. This covenant will not apply to:

(1) Liens (as defined below) existing on the date of the Senior Indenture;

(2) Liens existing on property of, or on any shares of stock or Indebtedness of, any corporation at the time such corporation becomes a Consolidated Subsidiary;

(3) Liens in favor of Occidental or a Consolidated Subsidiary;

(4) Liens in favor of governmental bodies to secure progress, advance or other payments;

(5) Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof; and

(6) any extension, renewal or refunding of any Liens referred to in the foregoing clauses (1) through (5).

Notwithstanding the foregoing, Occidental and one or more Consolidated Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to Secured Debt that would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Secured Debt, together with the Discounted Rental Value (as defined below) in respect of sale and leaseback transactions subject to the restrictions discussed in the following paragraph (excluding sale and leaseback transactions exempted from such restrictions pursuant to clause (1) or (2) of the last sentence of such paragraph), would not exceed 10 percent of consolidated Net Tangible Assets (as defined below) of Occidental and its Consolidated Subsidiaries.

LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

Occidental will not nor will it permit any Consolidated Subsidiary to sell and lease back any Principal Domestic Property (as defined below) unless:

(1) the sale has occurred within 360 days after the later of the acquisition, completion of construction or commencement of full operations of the Principal Domestic Property;

(2) Occidental or such Consolidated Subsidiary could subject such Principal Domestic Property to a Lien pursuant to the provisions described above under "Limitation on Liens" in an amount equal to the Discounted Rental Value with respect to the sale and leaseback transaction without equally and ratably securing the Securities; or

(3) Occidental or such Consolidated Subsidiary, within 120 days after such sale, applies or causes to be applied to the retirement of its Funded Debt (as defined below) an amount (subject to credits for certain voluntary retirements of Funded
Debt) not less than the greater of (a) the net proceeds of the sale of the Principal Domestic Property leased pursuant to such arrangement or (b) the fair value (as determined in any manner approved by the Board of Directors of Occidental) of the Principal Domestic Property so leased.

This restriction will not apply to any sale and leaseback transaction (1) between Occidental and a Consolidated Subsidiary or between Consolidated Subsidiaries or (2) involving the taking back of a lease for a period, including renewals, of not more than three years.

CERTAIN DEFINITIONS

"Consolidated Subsidiary" means any Subsidiary included in the financial statements of

Occidental and its Subsidiaries prepared on a consolidated basis in accordance with generally accepted accounting principles.

"Discounted Rental Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent (after deducting the amount of rent to be received by such Person under noncancelable subleases) required to be paid by such Person under such lease during the remaining noncancelable term thereof (including any such period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum of 11 3/4 percent. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. If and to the extent the amount of any rent during any future period is not definitely determinable under the lease in question, the amount of such rent shall be estimated in such reasonable manner as the Board of Directors of Occidental may in good faith determine.

"Funded Debt" means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing.

"Lien" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money but excluding any security interest which a lessor may be deemed to have under a lease and any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.

"Net Tangible Assets" of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with generally accepted accounting principles, after deducting from such total, without duplication of deductions, (1) all Current Liabilities of such Person;
(2) that portion of the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (3) the amount, if any, at which any stock of such Person appears on the asset side of such balance sheet.

"Principal Domestic Property" means any (1) developed oil or gas producing property or (2) processing or manufacturing plant, in each case which as of the date of the Indenture is or thereafter is owned or leased by Occidental or any Consolidated Subsidiary and which is located in the continental United States (provided, however, that any such property or plant declared by the Board of Directors by Board Resolution not to be of material importance to the business of Occidental and its Consolidated Subsidiaries taken as a whole will be excluded from the foregoing definition).

"Production Payment" means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.

"Secured Debt" means any Indebtedness of Occidental or any Consolidated Subsidiary, secured by a Lien on any Principal Domestic Property or on any shares of stock or on any Indebtedness of any Consolidated Subsidiary which owns any Principal Domestic Property.

EVENTS OF DEFAULT UNDER THE SENIOR INDENTURE

The following are events of default under the Senior Indenture with respect to any series of senior debt securities issued:

- failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

- failure to pay the principal (or premium, if any) when due;

- failure to observe or perform any other covenant contained in the senior debt securities or the Senior Indenture (other than a covenant specifically benefitting only another series of senior debt securities), and such failure continues for 60 days after Occidental receives notice from the Senior Indenture Trustee or holders of at least 25 percent in aggregate principal amount of the outstanding senior debt securities of that series;

- acceleration of more than $50,000,000 of debt of Occidental, after which the accelerated debt is not discharged or the acceleration is not cancelled within 20 days after Occidental receives notice from the Senior Indenture Trustee or holders of at least 25 percent in aggregate principal amount of the outstanding senior debt securities of that series;

- certain events of bankruptcy, insolvency or reorganization of Occidental; and

- any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25 percent in principal amount of the outstanding senior debt securities of that series, by notice in writing to Occidental (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are discount securities, the portion of the principal amount as specified in the applicable prospectus supplement or pricing supplement, if any), premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of an affected series may waive any past default or event of default with respect to that series and its consequences, except defaults or events of default regarding:

- payment of principal or interest; or

- covenants that cannot be modified or amended without the consent of each holder of any outstanding senior debt securities affected (as described under "-- Modification of Senior Indenture; Waiver" below).

Any waiver shall cure the corresponding default or event of default.

Subject to the terms of the Senior Indenture, if an event of default under the Senior Indenture shall occur and be continuing, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless the holders have offered the Senior Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series, provided that:

- the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;

- the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

- the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

- the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;

- the holders of at least 25 percent in aggregate principal amount of the outstanding senior debt securities of that series have made written request to, and have offered reasonable indemnity to, the Senior Indenture Trustee to institute the proceedings as trustee; and

- the Senior Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if Occidental defaults in the payment of the principal, premium, if any, or interest on, the senior debt securities.

Occidental will periodically file statements with the Senior Indenture Trustee regarding its compliance with the conditions and covenants in the Senior Indenture.

MODIFICATION OF SENIOR INDENTURE; WAIVER

Occidental and the Senior Indenture Trustee may change the Senior Indenture without the consent of any holders with respect to certain matters, including:

- evidencing the succession of another person to Occidental and the assumption by it of the covenants of Occidental in the Senior Indenture and the corresponding series of securities;

- adding to the covenants, agreements and obligations of Occidental for the benefit of the holders of that series of senior debt securities, or to surrender any right or power the Senior Indenture confers upon Occidental;

- evidencing and providing for the acceptance of appointment under the Senior Indenture of a successor Senior Indenture Trustee with respect to the securities of one or more series and to add to or change any provisions of the Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Senior Indenture Trustee;

- curing any ambiguity or correcting any inconsistency in the Senior Indenture or making other provisions with respect to matters or questions arising under the Senior Indenture;

- adding, changing or eliminating any provisions of the Senior Indenture (which addition, change or elimination may apply to one or more series of senior debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor
  (b) modifies the rights of holders of the securities with respect to the modified provisions;

- securing the securities; or

- changing anything else that does not adversely affect the interests of any holder of senior debt securities.

In addition, under the Senior Indenture, the rights of holders of a series of senior debt securities may be changed by Occidental and the Senior Indenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series that is affected. However, the following changes, among other things, may be made only with the consent of each holder of any outstanding senior debt securities affected:

- changing the stated maturity of such senior debt securities;

- reducing the principal amount of a discount security payable upon declaration of acceleration;

- reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any of the senior debt securities;

- changing the place or currency of payment of principal or interest, if any, on any of the senior debt securities;

- impairing the right to institute suit for the enforcement of any payment on or with respect to any of the senior debt securities; and

- modifying any of the foregoing requirements or reducing the percentage of senior debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

FORM, EXCHANGE, AND TRANSFER

The senior debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supple-ment, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Senior Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, senior debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Occidental for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Occidental may require payment of any taxes or other governmental charges. Occidental has appointed the Senior Indenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Occidental for any senior debt securities will be named in the applicable prospectus supplement. Occidental may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Occidental will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If the senior debt securities of any series are to be redeemed, Occidental will not be required to:

- issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of senior debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the senior debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

- in the case of registered securities, register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

- in the case of bearer securities, exchange any senior debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

GLOBAL SECURITIES

The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole, among the depositary for that senior debt security and/or its nominees and/or successors. If any senior debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interest in that global security may exchange their interests for definitive senior debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global senior debt security and the specific terms of the depositary arrangement with respect to that global senior debt security.

DISCHARGE

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, Occidental may terminate at any time its obligations under the Senior Indenture with respect to any series of senior debt securities by
(1)(a) delivering all of the outstanding securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee funds or non-callable United States government obligations sufficient to pay all remaining principal and interest on the series of senior debt securities and (2) complying with selected other provisions of the Senior Indenture.

If Occidental elects to satisfy its obligations by depositing United States obligations as described above ("discharge"), that election under present law is likely to be treated as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between
(1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by the holder (unless attributable to accrued interest) and (2) the holder's tax basis in the senior debt securities deemed surrendered. After the discharge, each holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on that senior debt security) until the maturity or earlier redemption of that senior debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the senior debt securities.

INFORMATION CONCERNING THE SENIOR INDENTURE TRUSTEE

The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only those duties as are specifically set forth in the Senior Indenture and, upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the powers given it by the Senior Indenture at the request of any holder of senior debt securities unless it is offered reasonable security and indemnity by that holder against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The Bank of New York is a participating lender under one of Occidental's revolving credit agreements, provides commercial banking services to Occidental and its affiliates and acts as the property trustee, preferred securities guarantee trustee and (through an affiliate) Delaware trustee with respect to an issue of trust preferred securities issued by an affiliate of Occidental. The Bank of New York is the Senior Indenture Trustee and will also act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee under each trust. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

PAYMENT AND PAYMENT AGENTS

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of the interest on any senior debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest.

Principal of and any premium and interest on the senior debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents that Occidental designates, except that, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, interest payments may be made by wire transfer or by check mailed to the holder. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Senior Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series. Any other paying agents initially designated by Occidental for the senior debt securities of a particular series will be named in the applicable prospectus supplement or pricing supplement, if any. Occidental will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series.

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal of and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at the offices of a paying agent outside the United States as Occidental may designate, or by check mailed to any address or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

All moneys that Occidental pays to a paying agent or the Senior Indenture Trustee for the payment of the principal of or any premium or interest on any senior debt security which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to Occidental, and the holder of the security thereafter may look only to Occidental for payment thereof.

GOVERNING LAW

The Senior Indenture and senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

GENERAL

Occidental may sell one or more series of subordinated debt securities pursuant to this prospectus, including one series to each trust.

Below is a description of certain general terms of the subordinated debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Subordinated Indenture. The particular terms of a series of subordinated debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement.

Each series of subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of Occidental's other indebtedness to the extent described in a prospectus supplement. The Subordinated Indenture does not limit the amount of subordinated debt securities which Occidental may issue, nor does it limit Occidental or its subsidiaries from issuing any other secured or unsecured debt.

Occidental will issue the subordinated debt securities under the Subordinated Indenture. The Subordinated Indenture will be qualified under the Trust Indenture Act. The form of Subordinated Indenture is filed as an exhibit to the registration statement which includes this prospectus.

Each prospectus supplement, together with a pricing supplement, if applicable, will describe the following terms relating to a series of subordinated debt securities, as follows:

- the title;

- any limit on the amount that may be issued;

- whether or not that series of subordinated debt securities will be issued as registered securities, bearer securities or both;

- the price at which that series of subordinated debt securities will be issued, which may be at a discount;

- whether or not that series of subordinated debt securities will be issued in global form, the terms and who the depositary will be;

- the maturity date(s);

- the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

- the annual interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

- the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon Occidental may be served;

- the period(s) within which, and the price(s) at which, that series of subordinated debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and provisions;

- any mandatory or optional sinking fund provisions or any provisions for remarketing that series of subordinated debt securities and other related terms and provisions;

- the denominations in which that series of subordinated debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

- the currency or currencies, including composite currencies or currency units, in which that series of subordinated debt securities may be denominated or in which payment of the principal of and interest, if any, on that series of subordinated debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of subordinated debt securities may be satisfied and discharged other than as provided in Article Four of the Subordinated Indenture;

- if the amounts of payments of principal of and interest, if any, on that series of subordinated debt securities are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which that series of subordinated debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

- if other than the principal amount thereof, the portion of the principal amount of that series of subordinated debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

- if other than as defined in the Subordinated Indenture, the meaning of "Business Day" when used with respect to that series of subordinated debt securities;

- if that series of subordinated debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Subordinated Indenture, the forms and terms of those certificates, documents or conditions;

- the right, if any, to extend the interest payment periods and the duration of the extensions;

- the terms, if any, pursuant to which any series of subordinated debt securities will be subordinate to any of Occidental's debt;

- any addition to, or modification or deletion of, any event of default, covenant of Occidental or other term or provision specified in the Subordinated Indenture with respect to that series of subordinated debt securities; and

- any other terms (which terms may be inconsistent with the Subordinated Indenture).

CONSOLIDATION, MERGER OR SALE

The Subordinated Indenture generally permits Occidental to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, provided that no event of default would occur as a result of that transaction. However, any successor or acquiror of such assets must assume all of the obligations of Occidental under the Subordinated Indenture and the subordinated debt securities and be organized and existing under U.S. laws.

EVENTS OF DEFAULT UNDER THE SUBORDINATED INDENTURE

The following are events of default under the Subordinated Indenture with respect to any series of subordinated debt securities issued:

- failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

- failure to pay the principal (or premium, if any) when due;

- failure to observe or perform any other covenant contained in the subordinated debt securities or the Subordinated Indenture (other than a covenant specifically benefitting only another series of subordinated debt securities), and such failure continues for 90 days after Occidental receives notice from the Subordinated Indenture Trustee or holders of at least 25 percent in aggregate principal amount of the outstanding subordinated debt securities of that series;

- certain events of bankruptcy, insolvency or reorganization of Occidental;

- if that series of subordinated debt securities are held by a trust, the voluntary or involuntary dissolution, winding up or termination of the trust that owns the series of subordinated debt securities, except in connection with:

  (1) the distribution of that series of subordinated debt securities to holders of preferred and common securities of the trust;

  (2) the redemption of all of the preferred and common securities of the trust; or

  (3) mergers, consolidations or amalgamations permitted by the Declaration of the trust; and

- any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of subordinated debt securities.

If an event of default with respect to subordinated debt securities of any series occurs and is continuing, the Subordinated Indenture Trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding subordinated debt securities of that series, by notice in writing to Occidental (and to the Subordinated Indenture Trustee if notice is given by such holders), may declare the principal of (or if such subordinated debt securities are discount securities, the portion of the principal amount as specified in the applicable prospectus supplement or pricing supplement, if any), premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of an affected series (or if that series of subordinated debt securities are held by a trust, the holders of at least a majority in aggregate liquidation amount of the trust's preferred securities) may waive any past default or event of default with respect to that series and its consequences, except defaults or events of default regarding:

- payment of principal or interest; or

- covenants that cannot be modified or amended without the consent of each holder of any outstanding subordinated debt securities affected (as described under "-- Modification of Subordinated Indenture; Waiver" below).

Any waiver shall cure the corresponding default or event of default.

If the subordinated debt securities of any series are held by a trust, and a Declaration Event of Default (as defined under "Description of Preferred Securities -- Declaration Events of Default" below) has occurred and is attributable to Occidental's failure to pay principal, premium, if any, or interest on, those subordinated debt securities, then each holder of the preferred securities of the trust may sue Occidental, or seek other remedies to force payment to the holder of the principal of, premium, if any, or interest on, those subordinated debt securities having a principal amount equal to the aggregate liqui-dation amount of the preferred securities held by the holder.

Subject to the terms of the Subordinated Indenture, if an event of default under the Subordinated Indenture shall occur and be continuing, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the applicable series of subordinated debt securities, unless the holders have offered the Subordinated Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the subordinated debt securities of that series, provided that:

- the direction given to the Subordinated Indenture Trustee is not in conflict with any law or the Subordinated Indenture;

- the Subordinated Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

- the Subordinated Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the subordinated debt securities of any series will have the right to institute a proceeding under the Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

- the holder has given written notice to the Subordinated Indenture Trustee of a continuing event of default with respect to that series;

- the holders of at least 25 percent in aggregate principal amount of the outstanding subordinated debt securities of that series have made written request to, and have offered reasonable indemnity to, the Subordinated Indenture Trustee to institute the proceedings as trustee; and

- the Subordinated Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of subordinated debt securities if Occidental defaults in the payment of the principal, premium, if any, or interest on, the subordinated debt securities.

Occidental will periodically file statements with the Subordinated Indenture Trustee regarding its compliance with the conditions and covenants in the Subordinated Indenture.

MODIFICATION OF SUBORDINATED INDENTURE; WAIVER

Occidental and the Subordinated Indenture Trustee may change the Subordinated Indenture without the consent of any holders with respect to certain matters, including:

- evidencing the succession of another person to Occidental and the assumption by it of the covenants of Occidental in the Subordinated Indenture and the corresponding series of securities;

- adding to the covenants, agreements and obligations of Occidental for the benefit of the holders of that series of subordinated debt securities, or to surrender any right or power the Subordinated Indenture confers upon Occidental;

- evidencing and providing for the acceptance of appointment under the Subordinated Indenture of a successor Subordinated Indenture Trustee with respect to the securities of one or more series and to add to or change any provision of the Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Subordinated Indenture Trustee;

- curing any ambiguity or correcting any inconsistency in the Subordinated Indenture or making other provisions with respect to matters or questions arising under the Subordinated Indenture;

- adding, changing or eliminating any provisions of the Subordinated Indenture (which addition, change or elimination may apply to one or more series of subordinated debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of the securities with respect to the modified provisions;

- securing the securities; or

- changing anything else that does not adversely affect the interests of any holder of subordinated debt securities.

In addition, under the Subordinated Indenture, the rights of holders of a series of subordinated debt securities may be changed by Occidental and the Subordinated Indenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding subordinated debt securities of each series that is affected. However, the following changes, among other things, may only be made with the consent of each holder of any outstanding subordinated debt securities affected:

- changing the stated maturity of such subordinated debt securities;

- reducing the principal amount of a discount security payable upon declaration of acceleration;

- reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any of the subordinated debt securities;

- changing the place or currency of payment of principal or interest, if any, on any of the subordinated debt securities;

- impairing the right to institute suit for the enforcement of any payment on or with respect to any of the subordinated debt securities; and

- modifying any of the foregoing requirements or reducing the percentage of subordinated debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

If the consent of the Property Trustee of a trust, as the sole holder of subordinated debt securities held by the trust, is required to consent to any amendment, modification or termination of the Subordinated Indenture, the Property Trustee will request directions from the holders of the preferred securities of the applicable trust.

FORM, EXCHANGE, AND TRANSFER

The subordinated debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pric-ing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, subordinated debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Occidental for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the subordinated debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Occidental may require payment of any taxes or other governmental charges. Occidental has appointed the Subordinated Indenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Occidental for any subordinated debt securities will be named in the applicable prospectus supplement. Occidental may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Occidental will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

If the subordinated debt securities of any series are to be redeemed, Occidental will not be required to:

- issue, register the transfer of, or exchange any subordinated debt securities of, that series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the subordinated debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

- in the case of registered securities, register the transfer of or exchange any subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

- in the case of bearer securities, exchange any subordinated debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

GLOBAL SECURITIES

The subordinated debt securities of each series may be issued in whole or in part in global form. A subordinated debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global subordinated debt security may not be transferred, except as a whole among the depositary for those subordinated debt securities and/or its nominees and/or successors. If any subordinated debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive subordinated debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global subordinated debt security and the specific terms of the depositary arrangement with respect to that global subordinated debt security.

DISCHARGE

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, Occidental may terminate at any time its obligations under the Subordinated Indenture with respect to any series of subordinated debt securities by (1)(a) delivering all of the outstanding securities of that series to the Subordinated Indenture Trustee to be cancelled or (b) depositing with the Subordinated Indenture Trustee funds or non-callable United States government obligations sufficient to pay all remaining principal and interest on the series of subordinated debt securities and (2) complying with selected other provisions of the Subordinated Indenture.

If Occidental elects to satisfy its obligations by depositing United States obligations as described above ("discharge"), that election under present law is likely to be treated as a redemption of the subordinated debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between
(1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by the holder (unless attributable to accrued interest) and (2) the holder's tax basis in the subordinated debt securities deemed surrendered. After the discharge, each holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged subordinated debt security would not receive cash (except for current payments of interest on that subordinated debt security) until the maturity or earlier redemption of that subordinated debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the subordinated debt securities.

INFORMATION CONCERNING THE SUBORDINATED INDENTURE TRUSTEE

The Subordinated Indenture Trustee, other than during the occurrence and continuance of an event of default under the Subordinated Indenture, undertakes to perform only those duties as are specifically set forth in the Subordinated Indenture and, upon an event of default under the Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the powers given it by the Subordinated Indenture at the request of any holder of subordinated debt securities unless it is offered reasonable security and indemnity by that holder against the costs, expenses and liabilities that it might incur. The Subordinated Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The Bank of New York is a participating lender under one of Occidental's revolving credit agreements, provides commercial banking services to Occidental and its affiliates and acts as the property trustee, preferred securities guarantee trustee and (through an affiliate) the Delaware trustee with respect to an issue of trust preferred securities issued by an affiliate of Occidental. The Bank of New York is the Senior Indenture Trustee and will also act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee under each trust. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

PAYMENT AND PAYMENT AGENTS

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of the interest on any subordinated debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those subordinated debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest.

Principal of and any premium and interest on the subordinated debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents that Occidental designates, except that, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, interest payments may be made by wire transfer or by check mailed to the holder. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Subordinated Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities of each series. Any other paying agents initially designated by Occidental for the subordinated debt securities of a particular series will be named in the applicable prospectus supplement or pricing supplement, if any. Occidental will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal of and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at the offices of a paying agent outside the United States as Occidental may designate, or by check mailed to any address or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

All moneys that Occidental pays to a paying agent or the Subordinated Indenture Trustee for the payment of the principal of or any premium or interest on any subordinated debt securities which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to Occidental, and the holder of the security thereafter may look only to Occidental for payment thereof.

GOVERNING LAW

The Subordinated Indenture and subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF PREFERRED STOCK

GENERAL

Occidental's Restated Certificate of Incorporation, as amended, authorizes Occidental's Board of Directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. Occidental may amend from time to time its restated certificate to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of Occidental's stock entitled to vote. As of the date of this prospectus, Occidental has 4,762,294 shares of $3.00 Cumulative CXY-Indexed Convertible Preferred Stock outstanding.

The particular terms of any series of preferred stock that Occidental offers under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

- the title and liquidation preference per share of the preferred stock and the number of shares offered;

- the purchase price of the preferred stock;

- the dividend rate (or method of calculation), the dates on which dividends will be paid, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

- any redemption or sinking fund provisions of the preferred stock;

- any conversion provisions of the preferred stock (which will not include conversion into common stock);

- the voting rights, if any, of the preferred stock; and

- any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable.

DIVIDEND RIGHTS

The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by Occidental's Board of Directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. Occidental will pay those dividends either in cash, shares of preferred stock or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then existing and future series of preferred stock.

RIGHTS UPON LIQUIDATION

The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon Occidental's voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up Occidental's net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, Occidental's entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then existing and future series of preferred stock.

REDEMPTION

The shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.

VOTING RIGHTS

Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

The Restated Certificate of Incorporation, as amended, and By-laws of Occidental contain certain provisions which may have the effect of delaying, deferring or preventing a change of control of Occidental. The By-laws limit the ability of stockholders to change the number of directors. Only the Board of Directors or the Chairman of the Board of Directors may call a special meeting of our stockholders, and any action required or permitted to be taken by the stockholders of Occidental must be effected at an annual or special meeting of stockholders of Occidental and may not be effected by any consent in writing of such stockholders. The By-laws of Occidental contain certain requirements concerning advance notice of (i) nominations by stockholders of persons for election to the Board of Directors and (ii) other matters introduced by stockholders at annual meetings. In addition, the Board of Directors generally has the authority, without further action by stockholders, to fix the relative powers, preferences and rights of the unissued shares of preferred stock of Occidental. Provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

GENERAL

Occidental may elect to offer fractional shares of preferred stock of a series, rather than full shares of preferred stock. Occidental will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. The fraction of a share of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between Occidental and a bank or trust company selected by Occidental. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Occidental will distribute depositary receipts to those persons purchasing the fractional shares of preferred stock of a series underlying the depositary shares, in accordance with the terms of the offering. Occidental will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete and is subject to and qualified in its entirety by reference to the forms of the deposit agreement and depositary receipts that Occidental will file with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon Occidental's written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which Occidental will prepare without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at Occidental's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all cash dividends or other cash distributions received with respect to the applicable series of preferred stock to the record holders of depositary shares relating to the preferred stock of that series in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that the distribution cannot be made proportionately or it is not feasible to make the distribution. If this occurs, the depositary may, with Occidental's approval, sell the property and distribute the net proceeds from the sale to the applicable holders or adopt another method of distribution as it deems equitable.

CONVERSION OR EXCHANGE

If a series of preferred stock represented by depositary shares is subject to provisions relating to conversion or exchange as set forth in the applicable prospectus supplement, each holder of the related depositary shares will have the right or obligation to convert or exchange depositary shares in accordance with its terms.

REDEMPTION OF DEPOSITARY SHARES

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever Occidental redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by Occidental. The rights of holders of depositary shares after the date fixed for redemption will be described in the applicable prospectus supplement.

VOTING THE PREFERRED STOCK

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with the instructions. Occidental will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Occidental and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Whenever so directed by Occidental, the depositary will terminate the deposit agreement by mailing notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to Occidental a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges and other property, without liability for interest thereon, in exchange for depositary receipts surrendered.

CHARGES OF DEPOSITARY

Occidental will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock and other administrative matters. Holders of depositary receipts will pay transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

MISCELLANEOUS

The depositary will forward to holders of depositary receipts all reports and communications from Occidental delivered to the depositary required to be furnished to the holders of the preferred stock.

Neither Occidental nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its respective obligations under the deposit agreement. Occidental's obligations and those of the depositary will be limited to performance in good faith of its respective duties under the deposit agreement. Neither Occidental nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Occidental and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering notice to Occidental of its election to resign. Occidental may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PREFERRED SECURITIES

GENERAL

Each Declaration authorizes the Regular Trustees to issue on behalf of each trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of a trust's preferred and common securities will be used by that trust to purchase a series of subordinated debt securities issued by Occidental. The subordinated debt securities will be held in trust by the Property Trustee for the benefit of the holders of the trust's preferred and common securities.

Under each Preferred Securities Guarantee, Occidental will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made such payments. See "Description of the Preferred Securities Guarantees."

The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Occidental under the series of subordinated debt securities held by the trust. If Occidental fails to make a payment on those subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

Each Preferred Securities Guarantee, when taken together with Occidental's obligations under the related series of subordinated debt securities, the Subordinated Indenture and the related Declaration, will provide a full and unconditional guarantee of amounts due on the preferred securities issued by a trust.

Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each Property Trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust, in order to comply with the provisions of the Trust Indenture Act.

Each series of preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or special rights or restrictions as described in the relevant Declaration or made part of such Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of any preferred securities will mirror the terms of the subordinated debt securities held by the trust that issues the preferred securities.

The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of the preferred securities, including:

- the name of the preferred securities;

- the dollar amount and number of securities issued;

- any provision relating to deferral of distribution payments;

- the annual distribution rate(s) (or method of determining that rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

- the date from which distributions shall be cumulative;

- the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities shall be purchased or redeemed, in whole or in part;

- the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the preferred securities;

- the voting rights, if any, of holders of the preferred securities;

- any securities exchange on which the preferred securities will be listed;

- whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

- any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

Each prospectus supplement will describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities covered by that prospectus supplement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

Unless otherwise specified in an applicable prospectus supplement, each Declaration states that the related trust shall be dissolved:

- on the expiration of the term of the trust;

- upon the bankruptcy of Occidental;

- upon the filing of a certificate of dissolution or its equivalent with respect to Occidental;

- upon the filing of a certificate of cancellation with respect to the trust after obtaining the consent of at least a majority in liquidation amount of the preferred and common securities of the trust, voting together as a single class;

- 90 days after the revocation of the charter of Occidental (but only if the charter is not reinstated during that 90-day period);

- upon the distribution of the related subordinated debt securities directly to the holders of the preferred and common securities of the trust;

- upon the redemption of all of the common and preferred securities of the trust; or

- upon entry of a court order for the dissolution of Occidental, or the trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution, after the trust pays all amounts owed to creditors, the holders of the preferred and common securities will be entitled to receive:

- cash equal to the aggregate liquidation amount of each preferred and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

- subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred and common securities are distributed to the holders of the preferred and common securities.

If the trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities shall be paid pro rata. However, if an event of default under the related Declaration has occurred, the total amounts due on the preferred securities will be paid before any distribution on such common securities.

DECLARATION EVENTS OF DEFAULT

An event of default under the Subordinated Indenture relating to a series of subordinated debt securities is an event of default under the Declaration of the trust that owns these subordinated debt securities (a "Declaration Event of Default"). See "Description of the subordinated debt securities -- Events of Default Under the Subordinated Indenture."

Occidental and the Regular Trustees of a trust must file annually with the Property Trustee a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Declaration.

Upon the occurrence of a Declaration Event of Default, the Property Trustee of the applicable trust, as the sole holder of the subordinated debt securities held by that trust, will have the right under the Subordinated Indenture to declare the principal of, premium, if any, and interest on the subordinated debt securities to be immediately due and payable.

If a Property Trustee fails to enforce its rights under the related Declaration or the Subordinated Indenture to the fullest extent permitted by law and subject to the terms of the Declaration and the Subordinated Indenture, any holder of the preferred securities issued by the related trust may sue Occidental, or seek other remedies, to enforce the Property Trustee's rights under the Declaration or the Subordinated Indenture without first instituting a legal proceeding against such Property Trustee or any other person.

If Occidental fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities issued by a trust which owns those notes may directly sue Occidental or seek other remedies, to collect its pro rata share of payments owed.

REMOVAL AND REPLACEMENT OF TRUSTEES

Only the holder of a trust's common securities has the right to remove or replace the trustees of that trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration for that trust.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF THE TRUSTS

A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body ("Merger Event"), except as described below. A trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its preferred and common securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, if:

- the successor entity either

  (1) assumes all of the obligations of the trust relating to its preferred and common securities; or

  (2) substitutes for the trust's preferred and common securities other securities substantially similar to those preferred and common securities ("successor securities"), so long as the successor securities rank the same as the trust's preferred and common securities for distributions and payments upon liquidation, redemption and otherwise;

- Occidental acknowledges a trustee of the successor entity who has the same powers and duties as the Property Trustee of the trust as the holder of the particular series of subordinated debt securities;

- the preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other organization that the trust's preferred securities are then listed;

- the Merger Event does not cause the trust's preferred securities or successor securities to be downgraded by any national rating agency;

- the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred and common securities or successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity);

- the successor entity has a purpose identical to that of the trust;

- prior to the Merger Event, Occidental has received an opinion of counsel from a law firm stating that

  (1) the Merger Event does not adversely affect the rights of the holders of the trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity); and

  (2) following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

- Occidental guarantees the obligations of the successor entity under the successor securities in the same manner as in the applicable Preferred Securities Guarantee and the guarantee of the common securities for the trust.

In addition, unless all of the holders of the preferred and common securities approve otherwise, a trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if that transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATIONS

The holders of a trust's preferred securities have no voting rights except as discussed under "-- Mergers, Consolidations or Amalgamations of the Trust" and "Description of the Preferred Securities Guarantees -- Amendments and Assignment," and as otherwise required by law and the Declaration for that trust.

A Declaration may be amended if approved by a majority of the Regular Trustees of the applicable trust. However, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect:

  (1) any action that would adversely affect the powers, preferences or special rights of the trust's preferred and common securities, whether by way of amendment to the trust's Declaration or otherwise; or

  (2) the dissolution, winding-up or termination of the trust other than pursuant to the terms of its Declaration,

then the holders of the trust's preferred and common securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by at least a majority in liquidation amount of the preferred and common securities affected by the amendment or proposal.

If any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities of a trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class.

No amendment may be made to a Declaration if that amendment would:

- cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

- reduce or otherwise adversely affect the powers of the Property Trustee; or

- cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

The holders of a majority in aggregate liquidation amount of the preferred securities of each trust have the right to:

- direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of the trust; or

- direct the exercise of any trust or power conferred upon such Property Trustee under that trust's Declaration, including the right to direct the Property Trustee, as the holder of a series of subordinated debt securities, to

  (1) exercise the remedies available under the Subordinated Indenture with respect to any subordinated debt securities;

  (2) waive any event of default under the Subordinated Indenture that is waivable; or

  (3) cancel an acceleration of the principal of the subordinated debt securities.

However, if the Subordinated Indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of subordinated debt securities (a "super-majority"), then the Property Trustee for the series must get approval of the holders of a super-majority in liquidation amount of the series of preferred securities.

In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of the action will not result in the failure of the trust to continue to be classified as a grantor trust for United States federal income tax purposes.

The Property Trustee of a trust will notify all preferred securities holders of that trust of any notice received from the Subordinated Indenture Trustee with respect to the subordinated debt securities held by that trust.

As described in each Declaration, the Property Trustee may hold a meeting to have preferred securities holders vote on a change or have them approve the change by written consent.

If a vote of preferred securities holders is taken or a consent is obtained, any preferred securities owned by Occidental or any of its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means:

- Occidental and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of preferred securities; and

- any preferred securities owned by Occidental or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

INFORMATION CONCERNING THE PROPERTY TRUSTEES

For matters relating to compliance with the Trust Indenture Act, the Property Trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default under the applicable trust, undertakes to perform only those duties as are specifically set forth in the applicable Declaration and, upon a Declaration Event of Default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Property Trustee is under no obligation to exercise any of the powers given it by the applicable Declaration at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the preferred securities will not be required to offer an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

The Bank of New York is a participating lender under one of Occidental's revolving credit agreements, provides commercial banking services to Occidental and its affiliates and acts as property trustee, preferred securities guarantee trustee and, through an affiliate, the Delaware trustee with respect to an issue of preferred securities issued by an affiliate of Occidental. The Bank of New York is the Senior Indenture Trustee and will act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee of each of the trusts. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

MISCELLANEOUS

The Regular Trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust so that:

- it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

- it will be classified as a grantor trust for United States federal income tax purposes; and

- the subordinated debt securities held by it will be treated as Occidental's indebtedness for United States federal income tax purposes.

Occidental and the Regular Trustees of a trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Declaration) that Occidental and the Regular Trustees of that trust determine to be necessary or desirable for such purposes.

Holders of preferred securities have no preemptive or similar rights.

A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

Each Declaration and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

GENERAL

Occidental will execute a Preferred Securities Guarantee, which benefits the holders of preferred securities, at the time that a trust issues those preferred securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture

Act. The Bank of New York will act as indenture trustee ("Preferred Guarantee Trustee") under each Preferred Securities Guarantee for the purposes of compliance with the Trust Indenture Act. The Preferred Guarantee Trustee will hold each Preferred Securities Guarantee for the benefit of the preferred securities holders of the applicable trust.

Occidental will irrevocably agree, as described in each Preferred Securities Guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the Preferred Securities Guarantee Payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by a trust ("Preferred Securities Guarantee Payments"), will be covered by the applicable Preferred Securities Guarantee:

- any accrued and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

- the redemption price, to the extent that the trust has funds available to make the payment; and

- upon a voluntary or involuntary dissolution and liquidation of the trust (other than in connection with a distribution of subordinated debt securities to holders of the preferred securities or the redemption of all such preferred securities), the lesser of:

  (1) the aggregate of the liquidation amount specified in the prospectus supplement for each preferred security plus all accrued and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

  (2) the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon a dissolution and liquidation of the trust ("Liquidation Payment").

Occidental's obligation to make a Preferred Securities Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

No single document relating to the issuance of preferred securities will provide for Occidental's full, irrevocable and unconditional guarantee of the preferred securities. Only the combined operation of Occidental's obligations under the applicable Preferred Securities Guarantee, Declaration, Subordinated Indenture and the subordinated debt securities has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each Preferred Securities Guarantee will be an unsecured obligation of Occidental and will rank:

- subordinate and junior in right of payment to all of Occidental's other liabilities (except for those liabilities made equal or junior by their terms to any of Occidental's liabilities under the applicable Preferred Securities Guarantee);

- equal with any guarantee that Occidental has issued, or will issue, in respect of the most senior preferred or preference stock that Occidental issues now or hereafter and with any guarantee that Occidental issues now or hereafter in respect of any preferred or preference stock of any of its affiliates including Occidental's guarantee of the preferred securities of Oxy Capital Trust I, issued and sold on January 20, 1999; and

- senior to Occidental's common stock.

Each Declaration will require that the holder of preferred securities accept the subordination provisions and other terms of the Preferred Securities Guarantee. Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (in other words the holder of the guaranteed security may sue Occidental, or seek other remedies, to enforce its rights under the Preferred Securities Guarantee without first suing any other person or entity). A Preferred Securities Guarantee will not be discharged except by payment of the Preferred Securities Guarantee Payments in full to the extent not previously paid or upon distribution to the applicable preferred securities holders of the corresponding series of subordinated debt securities pursuant to the appropriate Declaration.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not adversely affect the rights of holders of a series of preferred securities in any material respect (in which case no consent of any holders will be required), a Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the applicable preferred securities (excluding any preferred securities that Occidental or its affiliates hold). A description of the way to obtain any approval is described under "Description of the Preferred Securities -- Voting Rights; Amendment of Declarations." All guarantees and agreements contained in a Preferred Securities Guarantee will be binding on Occidental's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT

An event of default under a Preferred Securities Guarantee occurs if Occidental fails to make any of its required payments or perform its obligations under that Preferred Securities Guarantee.

The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each Preferred Securities Guarantee (excluding any preferred securities that Occidental or any of its affiliates hold) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee relating to the applicable Preferred Securities Guarantee or to direct the exercise of any trust or power given to the Preferred Guarantee Trustee under that Preferred Securities Guarantee.

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEES

The Preferred Guarantee Trustee under a Preferred Securities Guarantee, other than during the occurrence and continuance of a default under that Preferred Securities Guarantee, will perform only the duties that are specifically described in that Preferred Securities Guarantee. After such a default, the Preferred Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Preferred Guarantee Trustee is under no obligation to exercise any of its powers as described in the applicable Preferred Securities Guarantee at the request of any holder of covered preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each Preferred Securities Guarantee will terminate once the applicable preferred securities are paid in full or upon distribution of the corresponding series of subordinated debt securities to the holders of those preferred securities. Each Preferred Securities Guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under those preferred securities or such Preferred Securities Guarantee.

GOVERNING LAW

The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG PREFERRED SECURITIES, PREFERRED SECURITIES GUARANTEES AND SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

Occidental will guarantee payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) to the extent described under "Description of the Preferred Securities Guarantees." No single document that Occidental executes in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of such preferred securities. Only the combined operation of Occidental's obligations under the applicable Preferred Securities Guarantee, Declaration, Subordinated Indenture and subordinated debt securities has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

As long as Occidental makes payments of interest and other payments when due on the subordinated debt securities held by a trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

- the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the preferred and common securities;

- the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

- Occidental shall pay for any and all costs, expenses and liabilities of each trust except the trust's obligations under its preferred securities (and Occidental has agreed to guarantee such payment); and

- each Declaration provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

If and to the extent that Occidental does not make payments on those subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, you will not be able to rely upon the Preferred Securities Guarantee for payment of these amounts. Instead, you may directly sue Occidental or seek other remedies to collect your pro rata share of payments owed. If you sue Occidental to collect payment, then Occidental will assume your rights as a holder of preferred securities under such trust's Declaration to the extent Occidental makes a payment to you in any legal action.

A holder of any preferred security may sue Occidental, or seek other remedies, to enforce its rights under the applicable Preferred Securities Guarantee without first suing the applicable Preferred Guarantee Trustee, the trust which issued the preferred security or any other person or entity.

PLAN OF DISTRIBUTION

Occidental may sell the senior debt securities, subordinated debt securities, shares of preferred stock or depositary shares and a trust may sell its preferred securities being offered hereby in one or more of the following ways from time to time:

- to underwriters for resale to the public or to institutional investors;

- directly to institutional investors;

- directly to agents;

- through agents to the public or to institutional investors; or

- if indicated in the prospectus supplement, pursuant to delayed delivery contracts or by remarketing firms.

The prospectus supplements and pricing supplements, if any, will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to Occidental or the applicable trust, as the case may be, from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

Unless otherwise set forth in a prospectus supplement or a pricing supplement, if any, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

If a dealer is utilized in the sale of securities, Occidental will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Securities may also be offered and sold, if so indicated in the prospectus supplement or a pricing supplement, if any, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for Occidental. Any remarketing firm will be identified and the terms of its agreement, if any, with Occidental and its compensation will be described in the prospectus supplement or a pricing supplement, if any.

Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with Occidental and/or a trust to indemnification by Occidental and/or such trust against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for Occidental and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Occidental or any trust sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

LEGAL OPINIONS

The validity of the senior debt securities, the subordinated debt securities, the preferred stock, the depositary shares, the preferred securities, the preferred securities guarantees and certain matters relating thereto will be passed on for Occidental by Robert E. Sawyer, Esq., Associate General Counsel of Occidental, and by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, and for any underwriters by Brown & Wood LLP, Los Angeles, California. Mr. Sawyer beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1 percent of the outstanding common stock of Occidental.

EXPERTS

The consolidated financial statements and financial statement schedule of Occidental and its subsidiaries, for the fiscal year ended December 31, 1998, included in Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimates (other than the SEC filing fee) of the expenses to be borne by Occidental in connection with the offerings described in this Registration Statement.

SEC filing fee..............................................  $  278,000
Printing fees and expenses..................................      25,000
Accounting fees and expenses................................      10,000
Rating agency fees..........................................     898,000
Legal fees and expenses.....................................      50,000
Trustee fees and expenses...................................      47,000
Blue sky fees and expenses..................................      10,000
Miscellaneous...............................................      32,000
                                                              ----------
          Total.............................................  $1,350,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (DGCL) permits the Board of Directors of Occidental to indemnify any person against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of Occidental, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the Securities Act). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Occidental's Restated Certificate of Incorporation, as amended, provides for the indemnification of its directors and officers to the fullest extent permitted by the DGCL. Occidental has also entered into indemnification agreements with each director and certain officers providing for additional indemnification. Additionally, Article VIII of Occidental's By-laws provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

The Declaration of Trust of each trust provides that no Regular Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of such trust or its affiliates (each, an Indemnified Person) shall be liable, responsible or accountable in damages or otherwise to such trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

The Declaration of Trust of each trust also provides that to the fullest extent permitted by applicable law, Occidental shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omissions. The Declaration of each trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Occidental prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

The directors and officers of Occidental and the Regular Trustees of each trust are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 16.  EXHIBITS.

 1.1  Form of Underwriting Agreement (Preferred Securities).**
 1.2  Form of Underwriting Agreement (Debt Securities)
      (incorporated by reference from Exhibit 1.1 to Occidental's
      Registration Statement on Form S-3 (File No. 333-52053) filed with the Commission on May 7, 1998).
 1.3  Form of Distribution Agreement (Debt Securities).**
 3.1 Certificate of Trust of Oxy Capital Trust II (incorporated by reference from Exhibit 3.2 to Occidental's Registration
      Statement on Form S-3 (File No. 333-69303), filed with the
      Commission on December 21, 1998).
 3.2 Certificate of Trust of Oxy Capital Trust III (incorporated by reference from Exhibit 3.3 to Occidental's Registration
      Statement on Form S-3 (File No. 333-69303), filed with the
      Commission on December 21, 1998).
 4.1  Certificate of Amendment of Restated Certificate of
      Incorporation of Occidental dated April 30, 1999
      (incorporated by reference from Exhibit 3.(i)(c) to the Registration Statement on Form S-8 of Occidental, File No.
      333-78031, filed with the Commission on May 7, 1999).
 4.2  By-laws of Occidental, as amended through April 30, 1999
      (incorporated by reference from Exhibit 3.(ii) to the Registration Statement on Form S-8 of Occidental, File No.
      333-78031, filed with the Commission on May 7, 1999).
 4.3 Declaration of Trust of Oxy Capital Trust II (incorporated by reference from Exhibit 4.2 to Occidental's Amendment No.
      1 to Registration Statement on Form S-3 (File No.
      333-69303), filed with the Commission on January 6, 1999).

 4.4 Declaration of Trust of Oxy Capital Trust III (incorporated by reference from Exhibit 4.3 to Occidental's Amendment No.
      1 to Registration Statement on Form S-3 (File No.
      333-69303), filed with the Commission on January 6, 1999).
 4.5 Form of Amended and Restated Declaration of Trust for each of Oxy Capital Trust II and Oxy Capital Trust III
      (incorporated by reference from Exhibit 4.4 to Occidental's
      Amendment No. 1 to Registration Statement on Form S-3 (File
      No. 333-69303), filed with the Commission on January 6,
      1999).
 4.6  Indenture (Senior Debt Securities), dated as of April 1,
      1998, between Occidental and The Bank of New York, as
      Trustee (incorporated by reference from Exhibit 4 to Occidental's Registration Statement on Form S-3 (File No.
      333-52053), filed with the Commission on May 7, 1998).
 4.7 Indenture (Subordinated Debt Securities) (incorporated by reference from Exhibit 4.2 to Occidental's Current Report on
      Form 8-K, filed with the Commission on January 20, 1999).
 4.8  Form of Preferred Security (included in Exhibit 4.5).
 4.9 Form of Preferred Securities Guarantee (incorporated by reference from Exhibit 4.8 to Occidental's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-69303), filed with the Commission on January 6, 1999).
4.10  Form of Deposit Agreement.*
 5.1  Opinion of Robert E. Sawyer, Esq.*
 5.2  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
12.1 Statement regarding the computation of total enterprise ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends.
23.1  Consent of Robert E. Sawyer, Esq. (included in Exhibit
      5.1).*
23.2  Consent of Skadden, Arps, Slate, Meagher & Flom LLP
      (included in Exhibit 5.2).*
23.3  Consent of Independent Public Accountants (Arthur Andersen
      LLP).
24.1  Powers of Attorney (included on pages II-5 through II-8 ).
25.1  Statement of Eligibility on Form T-I under the Trust
      Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture (Senior Debt Securities).
25.2  Statement of Eligibility on Form T-I under the Trust
      Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture (Subordinated Debt
      Securities).
25.3  Statement of Eligibility on Form T-1 under the Trust
      Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee -- Oxy Capital Trust II.
25.4  Statement of Eligibility on Form T-I under the Trust
      Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee-Oxy Capital Trust III.
25.5  Statement of Eligibility on Form T-1 under the Trust
      Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee -- Oxy
      Capital Trust II.
25.6  Statement of Eligibility on Form T-1 under the Trust
      Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee -- Oxy
      Capital Trust III.

---------------
 * To be filed by amendment.

** To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Oxy Capital Trust II and Oxy Capital Trust III each hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donald P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 27, 1999.

                                          OCCIDENTAL PETROLEUM CORPORATION

                                          By:       /s/ RAY R. IRANI
                                            ------------------------------------
                                                        Ray R. Irani
                                             Chairman of the Board of Directors
                                                and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

                 /s/ RAY R. IRANI                    Chairman of the Board of Directors   May 27, 1999
---------------------------------------------------  and Chief Executive Officer
                   Ray R. Irani

               /s/ STEPHEN I. CHAZEN                 Chief Financial Officer and          May 27, 1999
---------------------------------------------------  Executive Vice President
                 Stephen I. Chazen

            /s/ SAMUEL P. DOMINICK, JR.              Vice President and Controller        May 27, 1999
---------------------------------------------------  (Chief Accounting Officer)
              Samuel P. Dominick, Jr.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
                                                     Director                                   , 1999
---------------------------------------------------
                 Ronald W. Burkle

                /s/ JOHN S. CHALSTY                  Director                             May 27, 1999
---------------------------------------------------
                  John S. Chalsty

              /s/ EDWARD P. DJEREJIAN                Director                             May 27, 1999
---------------------------------------------------
                Edward P. Djerejian

                 /s/ JOHN E. FEICK                   Director                             May 27, 1999
---------------------------------------------------
                   John E. Feick

                 /s/ J. ROGER HIRL                   Director                             May 27, 1999
---------------------------------------------------
                   J. Roger Hirl

                                                     Director                                   , 1999
---------------------------------------------------
                   John W. Kluge

               /s/ DALE R. LAURANCE                  Director                             May 27, 1999
---------------------------------------------------
                 Dale R. Laurance

               /s/ IRVIN W. MALONEY                  Director                             May 27, 1999
---------------------------------------------------
                 Irvin W. Maloney

                /s/ RUDOLFO SEGOVIA                  Director                             May 27, 1999
---------------------------------------------------
                  Rudolfo Segovia

                /s/ AZIZ D. SYRIANI                  Director                             May 27, 1999
---------------------------------------------------
                  Aziz D. Syriani

                /s/ ROSEMARY TOMICH                  Director                             May 27, 1999
---------------------------------------------------
                  Rosemary Tomich

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donald P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oxy Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 27, 1999.

                                          OXY CAPITAL TRUST II

                                          By:       /s/ J. R. HAVERT
                                            ------------------------------------
                                              J. R. Havert, Regular Trustee

                                          By:        /s/ A. R. LEACH
                                            ------------------------------------
                                              A. R. Leach, Regular Trustee

                                          By:      /s/ JOHN R. ZAYLOR
                                            ------------------------------------
                                              John R. Zaylor, Regular Trustee

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donald P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oxy Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 27, 1999.

                                          OXY CAPITAL TRUST III

                                          By:       /s/ J. R. HAVERT
                                            ------------------------------------
                                              J. R. Havert, Regular Trustee

                                          By:        /s/ A. R. LEACH
                                            ------------------------------------
                                              A. R. Leach, Regular Trustee

                                          By:      /s/ JOHN R. ZAYLOR
                                            ------------------------------------
                                              John R. Zaylor, Regular Trustee